Exhibit (q)(2)

                               POWER OF ATTORNEY

     We, the undersigned Trustees of Eaton Vance Advisers Senior Floating-Rate Fund, Eaton Vance Growth Trust, Eaton Vance Institutional Senior Floating-Rate Fund, Eaton Vance Investment Trust, Eaton Vance Municipals Trust, Eaton Vance Municipals Trust II, Eaton Vance Mutual Funds Trust, Eaton Vance Prime Rate Reserves, Eaton Vance Series Trust, Eaton Vance Series Trust II, Eaton Vance Special Investment Trust, EV Classic Senior Floating-Rate Fund and Eaton Vance Variable Trust, each a Massachusetts business trust (collectively the "Trusts" or individually a "Trust"), do hereby severally constitute and appoint Alan R. Dynner, Thomas E. Faust Jr., James B. Hawkes and James L. O'Connor, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed by each Trust, with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature                       Title                   Date
---------                       -----                   ----

/s/ Benjamin C. Esty            Trustee                 April 29, 2005
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Benjamin C. Esty

/s/ Ralph F. Verni              Trustee                 April 29, 2005
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Ralph F. Verni